Exhibit 99.1

LEASE AGREEMENT

LEASE AGREEMENT

REFERENCE DATE: June 4, 2007

LANDLORD: Gahrahmat Family Limited Partnership I, LP

TENANT: LOGIC Devices Incorporated

1.	FUNDAMENTAL LEASE PROVISIONS.

A.            PREMISES: Approximately 17,245 square feet of leasable area in the building containing approximately 33,475 leasable square feet located on a parcel of land in the County of Santa Clara, State of California, as more particularly described in the legal description attached as Exhibit A hereto, with a common address of 1375 Geneva Drive - Suite 100, Sunnyvale, CA. The location of Premises is indicated on the site plan attached as Exhibit B hereto. (Paragraph 2)

	B. LEASE TERM: Seven (7) full calendar years, plus any partial month at the beginning of the Lease Term. (Paragraph 5)
	C. COMMENCEMENT DATE: August 1, 2007, or twenty-four (24) hours after substantial completion of Tenant Improvements, whichever is earlier. (Paragraph 5)
	D. INTIAL BASIC RENT: (Paragraph 4.A)
	Lease Months (inclusive)	Basic Rent (per leasable sq. ft.)	Basic Rent (total)
	01-12	$1.035	$17,848.58
	13-24	$1.075	$18,538.38
	25-36	$1.115	$19,228.18
	37-48	$1.155	$19,917.98
	49-60	$1.195	$20,607.78
	61-72	$1.240	$21,383.80
	73-84	$1.280	$22,073.60
	E. ADDITIONAL RENT: Real Property Taxes, insurance premiums, tenant association dues (if any), maintenance and other costs and expenses under this Lease. (Paragraph 4.E)
	F. TENANT'S SHARE: Fifty and One Half percent (51.5%). (Paragraph 4.E)
	G. PREPAID RENT: $17,848.58 for the First month of the Lease Term. (Paragraph 4.H)
	H. BASIC RENT ADJUSTMENT: N/A (Paragraph 4.B)
	I. SECURITY DEPOSIT: $22,073.60. (Paragraph 4.G)
	J. PERMITTED USE: Office, research and development, manufacturing and other legal uses. (Paragraph 3)
	K. NUMBER OF PARKING SPACES: 52 (Paragraph 8)
	L. ADDRESSES FOR NOTICES AND PAYMENT OF RENT (Paragraphs 4.F and 36):
	To Landlord: Gahrahmat Properties To Tenant: LOGIC Devices Incorporated
	3476 Edward Avenue Santa Clara, CA 95054 Attn: Patti Levonyak (408) 986-0451 (408) 980-1336 - Fax
	M. TENANT'S BROKER: NAI BT COMMERCIAL. (Paragraph 41)
	N. GUARANTORS: N/A
	O. OTHER PROVISIONS: The following Riders are added hereto and included as part of this Lease:
	Rider No.	Paragraph No.	Title
	One	1	Option to Extend

Each reference in this Lease to any of the provisions in this Paragraph 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Paragraph 1 and the balance of the Lease, the balance of the Lease shall control.

2.	PREMISES.

A.            Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Lease Term, at the Rent and upon the terms and conditions hereinafter set forth, that certain space ("Premises") within that certain building ("Building") described in Paragraph 1.A. As used herein, the "Complex" shall mean and include all of the land described in Exhibit A and shown on Exhibit B attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth, and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the condition of such performance and observance.

Landlord agrees to construct any improvements to the Premises ("Tenant Improvements") as may be described in Exhibit C attached hereto and incorporated herein by reference, upon such terms and conditions as are set forth in such Exhibit C. The Tenant Improvements shall be deemed "substantially complete" when Landlord notifies Tenant in writing that the Tenant Improvements (if any) are substantially completed in accordance with Exhibit C, subject only to "punch list" items that do not materially diminish the usefulness of the Premises, and provided further that (i) all necessary governmental approvals for occupancy of the Building for Tenant's intended use have been obtained (including a final sign-off and, if applicable, a certificate of occupancy); (ii) all utilities are hooked up and available for use; (iii) all incomplete or defective construction, which materially interferes with Tenant's use of the Building (as opposed to minor fit and finish items), has been remedied and repaired; and (iv) Landlord has delivered possession of the Premises to Tenant.

B.            Square Footage. Landlord and Tenant conclusively agree that the statements of rentable square footage contained herein shall be deemed to be correct and binding upon the parties for all purposes under this Lease, even if subsequent measurements determine that one or more of such figures is incorrect, provided that Tenant should verify the square footage of the Premises prior to executing the Lease and, failing to do so, it will deemed that the parties intended to accept the measurement of leasable area set forth in Paragraph 1.A. above.

3.	USE.

Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances ("Laws"), including without limitation the Americans With Disabilities Act of 1990 (the "ADA"), and solely for the purpose specified in Paragraph 1.J and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring to keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building therein, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside of Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of the Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall comply with any covenants, conditions, or restrictions ("CC&Rs") affecting the Premises, as the same may hereafter be amended from time to time, as well as any reasonable rules and regulations promulgated by Landlord from time to time (the "Rules and Regulations"). Landlord reserves the right to reasonably amend such Rules and Regulations from time to time as Landlord may deem appropriate, which amendment shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Tenant shall use its best efforts to cause its agents, employees, contractors and invitees to cooperate in observance of such Rules and Regulations, as the same may be amended from time to time. The provisions of this Paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex. Landlord shall not be responsible to Tenant for the breach of the Rules and Regulations by any other tenant or occupant of the Complex. Landlord represents to Tenant that, at the Commencement Date, Tenant's intended use of the Premises conforms to all requirements of CC&R's, all underwriter's requirements, and all Regulations applicable thereto, including the ADA (and the related California laws governing accessibility requirements for the disabled).

4.	RENT.

A.            Basic Rent. Tenant agrees to pay to Landlord the sum set forth in Paragraph 1.D hereof as monthly basic rent ("Basic Rent"), in lawful money of the United States of America, without deduction, offset, prior notice, or demand, on the first day of every calendar month of the Lease Term, and Landlord agrees to accept such sum as Basic Rent for the Premises.

B. [Not Applicable].

C.            Partial Months. In the event that the Lease Term commences on a date other than the first day of a calendar month, on the Commencement Date Tenant shall pay to Landlord as Basic Rent for the period from such Commencement Date to the first day of the first full calendar month that proportion of the monthly Basic Rent hereunder which the number of days between such Commencement Date and the first day of the next succeeding calendar month bears to thirty (30), and such partial first month shall not be counted when computing the number of months in the term of this lease. In the event that the Lease Term is terminated for any reason on a date other than the last day of a calendar month, on the first day of the last calendar month of the Lease Term Tenant shall pay to Landlord as Basic Rent for the period from said first day of said last calendar month to and including the last day of the Lease Term that proportion of the monthly Basic Rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

D.            Late Charge. Notwithstanding any other provision of this Lease, if Tenant is delinquent in the payment of the Rent as set forth in this Paragraph 4, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent Rent due, a late charge for each Rent payment which is not actually received by Landlord within five (5) days after the due date for such payment, it being understood that postmarking a payment by such deadline shall not be sufficient to meet this requirement. Said late charge shall equal six (6%) percent of each Rent payment so in default.

E. Additional Rent. Beginning with the Commencement Date, Tenant shall pay to Landlord, in addition to the Basic Rent, the following additional amounts ("Additional Rent"):

(1)           Tenant's proportionate share ("Tenant's Share") as specified in Paragraph 1.F, of all Real Property Taxes relating to the Complex, as set forth in Paragraph 14, and

(2)           Tenant's Share of all property insurance premiums relating to the Complex, as set forth in Paragraph 15, and

(3)           Tenant's Share of expenses for the operation, management, maintenance and repair of the Building (including Common Areas of the Building) and Common Areas of the Complex in which the Premises are located, as set forth in Paragraph 9, and

(4)           The sums required to reimburse Landlord for the cost of repairs and maintenance to the Premises, as set forth in Paragraph 12; and

(5)           All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including without limitation attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Basic Rent.

The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent monthly, in advance, in an amount reasonably estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord applying any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items to Basic Rent and/or Additional Rent next becoming due.

The respective obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of this Lease, and if the Lease Term shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Lease Term expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

F.             Place and Time of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the address of Landlord as specified in Paragraph 1.L or such other place as Landlord may from time to time designate in writing. It shall be Tenant's responsibility to ensure that all Rent payments are mailed or sent in time for Landlord to receive them by the specified deadline, and Landlord shall not be responsible for any delays in delivery of payments by mail or otherwise.

G.            Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum specified in Paragraph 1.I hereof as a security deposit (the "Security Deposit"), which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant, and shall not in any event be used or applied by Tenant as "last month's rent." If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. The Security Deposit or any unapplied balance thereof shall be retuned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Security Deposit to Landlord's successor in interest whereupon Landlord shall be released from liability for the return of such Security Deposit or any accounting therefor.

H. Prepaid Rent. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum specified in Paragraph 1.G as prepaid Rent for the months designated therein.

I.              Definition of Rent. The term "Rent" as used in this Lease shall mean Basic Rent, Additional Rent, and any and all other sums, however designated, required to be paid by Tenant under this Lease, whether payable to Landlord to third parties.

J.              Additional Rights of Landlord. In addition to any late payment or interest charges payable to Landlord hereunder and any other rights or remedies that Landlord may have under this Lease or applicable law, all of which rights and remedies shall be cumulative, Tenant, as a material part of the consideration for this Lease, hereby agrees as follows:

(1)           If Tenant makes any payment under this Lease by check and such check is dishonored or otherwise returned unpaid to Landlord due to insufficient funds on more than one (1) occasion, then Landlord, at its option, may require Tenant to make all future payments under this Lease by cashier's check or wire transfer in accordance with wiring instructions given to Tenant by Landlord.

(2)        If Landlord fails to receive any payment that Tenant is required to make under this Lease when due and Landlord thereafter, and prior to receiving such payment, proceeds to serve a "3-Day Notice" or similar notice to Tenant as permitted under Section 1162 of the California Code of Civil Procedure, then in each such instance, and regardless of whether Tenant thereafter makes such payment, Tenant shall pay to Landlord, upon demand, as Additional Rent, an administrative charge in the amount of $200. Tenant acknowledges that such charge constitutes liquidated damages and not a penalty and represents a reasonable estimate of the additional administrative costs that Landlord will incur in serving such notice.

(3)        If Landlord fails to receive any payment that Tenant is required to make under this Lease within ten (10) days after the due date for such payment, and such delinquency occurs on two (2) separate occasions, then, at Landlord's election, exercisable by written notice to Tenant at any time after the second such delinquency, any and all rights of first offer with respect to any premises in the Building or Complex, rights of first refusal with respect to any such premises, and options to renew or extend the term of this Lease, which in any case may be granted to Tenant under this Lease or any exhibit, rider or amendment hereto (each referred to in this Lease as an "Option") shall terminate. In such event, Tenant shall execute a quitclaim deed or other similar document as may be requested by Landlord to evidence the termination of such Option.

(4)           If Landlord fails to receive any payment that Tenant is required to make under this Lease within five (5) days after Tenant's receipt of written notice of delinquency, and such delinquency occurs on three (3) separate occasions, then Landlord, at its election, exercisable by one or more written notices to Tenant at any time after the third such delinquency, may require any or all of the following: (i) that all future payments of Basic Rent be paid three (3) months in advance; (ii) that, subject to annual reconciliation as provided in Paragraph 4.E above, all future payments of Additional Rent shall be payable three (3) months in advance based upon an amount estimated by Landlord to be Landlord's average quarterly expenditure for such items of Additional Rent; and (iii) that the Security Deposit specified in Paragraph 1.H be immediately increased by one hundred percent (100%), in which event Tenant shall, within ten (10) days after written demand therefore, deposit such additional amount in cash with Landlord.

5.	TERM.

The term of this Lease (the "Lease Term") shall be for the period of time specified in Paragraph 1.B (unless sooner terminated as hereinafter provided) and, subject to Paragraph 6, shall commence on the commencement date ("Commencement Date") specified in Paragraph 1.C. Within 10 days or a reasonable period of time not to exceed 30 days, following the Commencement Date of the Lease Term, at Landlord's request, Landlord will prepare and deliver to Tenant, and Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit D indicating any exceptions thereto which may exist at that time. Tenant's failure to execute and deliver such certificate within such time limit shall constitute an unqualified acceptance of the Premises and acknowledgement that the statements contained in Exhibit D are true and correct without exception.

6.	POSSESSION.

Landlord agrees to use all reasonable efforts to cause the Commencement Date to occur on or before August 1, 2007 (which efforts shall not be deemed to include the payment of premiums or overtime pay to contractors). Subject to Excusable Delay (as defined below), however, if the Commencement Date has not occurred for any reason whatsoever on or before, August 15, 2007, then in addition to Tenant's other rights or remedies, (i) Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant; or (ii) at Tenant's election, the date Tenant is otherwise obligated to commence payment of rent shall be delayed by one day for each day that the Commencement Date is delayed beyond August 15, 2007. As used in this Section 6, "Excusable Delay" shall mean delays caused by acts of God, strikes, labor disputes, major material shortages, riots, war or insurrection or any other cause not reasonably within Landlord's control. Excusable Delay shall not be deemed to include any delay in the Commencement Date caused by an act or wrongful failure to act of Landlord or any agent or contractor of Landlord, including: (a) any delay resulting from a failure by Landlord to perform any act required on its part within the time limit required herein for such action; (b) any delay resulting from a change order which results from the negligence of Landlord, or any agent or contractor of Landlord; and (c) any delay attributable to Landlord's failure to pay, when due, any amounts required to be paid by Landlord hereunder.

7.	COMMON AREAS.

Subject to the terms and conditions of this Lease and any Rules and Regulations, Tenant shall have the non-exclusive right in common with other occupants of the Complex, to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex, which areas and facilities are referred to herein as "Common Areas". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to tie to make changes in the shape, size, location, amount and extent of Common Areas.

8.	PARKING.

Subject to the terms and conditions of this Lease and subject to the Rules and Regulations, during the Lease Term, Tenant shall have the non-exclusive right, in common with other tenants or occupants of the Complex, to use the number of parking spaces in the common parking areas of the Complex as is specified in Paragraph 1.K. Neither Tenant nor Tenant's employees, agents, representatives and/or invitees shall use parking spaces in excess of said number of spaces allocated to Tenant hereunder. Landlord shall have the right (but not the obligation), at Landlord's sole discretion, to designate the specific location of Tenant's parking spaces within the common parking areas of the Complex in a non-discriminatory fashion. Landlord shall also have the right to implement a system of parking charges, vouchers, fines or other parking control fees to be paid by Tenant and/or the users of the Complex, if and to the extent required by any governmental agency having jurisdiction over the Complex or if required to meet parking programs mandated by government. No overnight parking is allowed and subject to towing by Landlord at Tenant's expense.no exceptions.

Tenant's rights under this Paragraph 8 shall be strictly appurtenant to the occupation by Tenant of the Premises during the Lease Term. Tenant shall have no right to assign or license its rights to use the parking spaces in any manner whatsoever, except in connection with an assignment of this Lease or subletting of the Premises consented to by Landlord in accordance with Paragraph 21.

Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks or vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the parking area or outside areas of the Complex, or use the same for storage. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.

If Tenant or its employees park in other than such designated parking areas, then Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles and levy fines for such violations. Landlord shall have no obligation to Tenant to police the parking areas or enforce any private or public parking restrictions, which enforcement shall be at Landlord's reasonable discretion.

9.	EXPENSES OF OPERATION AND MAINTENANCE OF THE COMPLEX.

As Additional Rent and in accordance with Paragraph 4.E of this Lease, and except for those expenses required to be paid exclusively by Tenant as set forth in Paragraphs 12 and 13 or elsewhere in this Lease, Tenant shall pay to Landlord Tenant's Share of the actual expenses of operation, management, maintenance and repair of the Building, Complex and Common Areas including, but not limited to, all sums expended in connection with the Common Areas and Building exteriors for all general maintenance and repairs; license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); janitorial services; trash removal; fire protection systems; general liability insurance protecting against claims related to the condition, use or occupancy of the Common Areas (in such amounts and providing such coverage as determined in Landlord's reasonable discretion); exterior window cleaning; maintenance of landscaped areas, irrigation systems, lakes, parking lots, sidewalks, driveways, and stairways, including without limitation resurfacing, restriping, cleaning and sweeping; maintenance, repair and replacement of all Building systems and fixtures, including without limitation electrical, mechanical, lighting, plumbing, and telecommunication systems including without limitation intra-Building telephone, telecommunication and network cabling which telecommunication systems are located outside of the Premises, except as otherwise provided in Paragraph 12 below; repair and replacement of roofs and structural elements of the buildings (excluding new capital improvements); salaries and employee benefits of personnel (and payroll taxes applicable thereto) to the extent they are engaged in the operation, supervision, and/or maintenance of the Complex; reasonable attorneys' fees with respect to matters of common interest to occupants of the Complex or relating to the Complex; fees for accounting, bookkeeping, expense collection, and other management services rendered by Landlord and/or by a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for such management services and included in Tenant's share of expenses shall be three percent (3%) of the then current Basic Rent payable by Tenant for each respective month; taxes on personal property, equipment and machinery utilized in the operation of the Complex; supplies, materials, equipment and tools; maintenance and/or insurance contracts covering all or any of the repairs or maintenance described in this Paragraph 9; and the cost of complying with rules, regulations and orders of governmental authorities, including without limitation maintenance, alterations and repairs required in connection therewith.

Notwithstanding the foregoing, in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"), nor shall any portion of the Tenant Improvement allowance be applied to such Costs: (i) Costs relating to the repair and maintenance of the Building foundations, exterior walls, and roof structure, which shall be performed at Landlord's cost and expense, (ii) Insurable Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain, (iii) Costs relating to repairs, alteration, improvements, equipment and tools which could properly be capitalized under generally accepted accounting principles ("GAAP"), except to the extent that such Cost is amortized over the useful life of the capital item in question in accordance with GAAP, (iv) Costs to correct any construction defect in the Premises or the Complex or to comply with any CC&R's, underwriter's requirement or Law applicable to the Premises or the Complex on the Commencement Date, (v) fees, commissions, attorneys' fees, Costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Complex and Costs arising from the violation by Landlord or any occupant of the Complex (other than Tenant) of the terms and conditions of any lease or other agreement, (vi) depreciation, amortization or other expense reserves, (vii) Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases, (viii) Costs incurred in connection with the operation of any parking or commercial concession within the Complex, (ix) advertising or promotional Costs, (x) Costs incurred to investigate the presence of any Hazardous Material (defined in this Lease), Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Complex and any judgments or other Costs incurred in connection with any Hazardous Material exposure or releases, except to the extent caused by the storage, use or disposal of the Hazardous Material in question by Tenant, (xi) wages, salaries, compensation, and labor burden for any employee of Landlord not stationed at the Complex on a full-time basis or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Complex in excess of the management fee which would be charged by a professional management services for operation of comparable projects in the vicinity or (xii) Costs directly or indirectly incurred by Landlord for the benefit of any other Tenant, and Costs for the installation of partitioning or other tenant improvements.

Landlord estimates that the expenses contemplated by this Paragraph 9 including property management fees will be between 0.18 to 0.29 per square foot per month during the first calendar year of the lease term. A copy of the actual expenses for 2006, and estimated expenses for 2007 is attached to this Lease for reference.

10.	ACCEPTANCE AND SURRENDER OF PREMISES.

By taking possession hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building, the Premises and the Common Areas in their then existing condition and without representation or warranty by Landlord as to its condition, the use or occupancy which may be made thereof, or the precise square footage of the Building or the Premises, except as may be expressly provided herein to the contrary. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Subject to Paragraphs 26 and 27, Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions, and improvements which may have been made in, to, or  on the Premises (except movable trade fixtures installed at the expense of Tenant); provided, however, that if Landlord has conditioned its consent to any alterations during the Term upon such alterations removed at the expiration of the Term, then Tenant shall restore said Premises or such part or parts thereof before the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after Tenant's receipt of written notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Landlord may, upon termination of this Lease, removed all movable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, consequential damages to Landlord forseeably caused by such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or operate as an assignment to Landlord of all or any such subleases.

11.	ALTERATIONS AND ADDITIONS.

Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the prior written consent of Landlord. Tenant may, however, construct nonstructural alterations, addition and improvements ("Alterations") in the Premises without Landlord's prior approval, if the cost of such work does not exceed Five Thousand Dollars ($5,000). All work with respect to any alteration or addition shall be done in a good and workmanlike manner, shall be under the supervision of a competent architect of competent licensed structural engineer approved by Landlord, and shall be made in accordance with all applicable laws, ordinances, codes and regulations related thereto and the plans and specifications with respect thereto shall be approved in writing by Landlord before commencement of work. Landlord's approval of Tenant's plans and specification shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with governmental laws, rules or regulations.

Tenant agrees that it will not proceed to make such alterations or additions without having obtained consent from Landlord to do so, and until ten (10) days after the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material supplies for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten (10) days after the imposition thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Upon completion of the work, Tenant shall file a Notice of Completion as permitted by law in the Office of the County Recorder where the Premises is located.

If Landlord's consent is required for an Alteration and Landlord does not notify Tenant in writing of its approval or disapproval within fifteen (15) days following Tenant's request for approval, then Landlord shall be deemed to have approved the proposed Alteration. Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any Alterations from the Premises upon termination of the Lease. All Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal.

Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant's request, Landlord shall execute customary documents in the commercially reasonable form provided by Tenant to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises, and the rights of any lender in and to Tenant's Property.

All heating, lighting, non-specialized electrical or air conditioning equipment, that are consistent with typical office use, floor to ceiling partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become affixed to the Premises and become and integral part of the Premises, shall not be deemed trade fixtures.

12.	REPAIR AND MAINTENANCE OF THE PREMISES.

A.            Landlord's Obligations. Landlord shall deliver the roof and existing HVAC in good working condition upon commencement and shall be responsible for all roof and HVAC repairs for the first twelve (12) months. So long as no material Event of Default (as defined in Paragraph 24) has occurred, which remains uncured beyond the applicable cure period (if any) set forth in this Lease, Landlord shall, at its sole cost and expense, maintain and repair the building foundations, structural elements of the exterior walls and structural elements of the roof except to the extent of any non-insured damage (or deductible portion of any insured damage) that is the result of the negligence or willful act of Tenant or Tenant's employees, or agents, in which case Tenant shall be liable for the repair at Tenant's sole cost and expense. Landlord shall also maintain and repair (i) the roof membrane, (ii) the exterior surface of the building (including, maintenance of equipment located on the roof top, exterior window washing and exterior painting) and all Common Areas and common improvements and facilities at the Complex, and (iii) at Landlord's election, the HVAC equipment servicing only the Premises (through a contract with a service company of Landlord's choice); provided, however, that Tenant shall reimburse Landlord for the cost thereof as Additional Rent in accordance with Paragraph 4.E (with the understanding that Landlord shall not include the cost of servicing any HVAC equipment exclusively serving other Tenants of the Complex, as expenses to be reimbursed to Landlord by Tenant pursuant to Paragraph 9). Landlord shall have no obligation to make repairs under this Paragraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. In no event shall any payments owed by Tenant under this Lease be abated on account of Landlord's failure to make repairs under this Paragraph. Tenant hereby waives all statutory rights to make repairs for or at the expense of Landlord.

B.            Tenant's Obligations. Except to the extent of Landlord's express obligations under Paragraph 12.A, Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances), and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, laps, bulbs, tubes, ballasts), heating and air conditioning distribution and temperature controls systems (such as fans, air handlers, ducts, mixing boxes, thermostats, time clocks, supply and return grills), telecommunication systems within the Premises (including without limitation all distribution throughout the Premises from Tenant's computer closets), and telecommunication systems located outside of the Premises (including without limitation intra Building telephone, telecommunication and network cabling) installed to exclusively serve all or any portion of the Premises, all interior improvements within the Premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both exterior and interior, including closing mechanisms, latches, and locks), skylights (if any), automatic fire extinguishing systems, and all other interior improvements of any nature whatsoever. Tenant also agrees to provide janitorial services for the Premises as well as carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal use. Areas of excessive wear in the Premises shall be replaced at Tenant's sole expense upon Lease termination. If Landlord elects to require Tenant to maintain the HVAC equipment servicing only the Premises, Tenant shall contract with a service company for the quarterly maintenance of the heating and air conditioning equipment, with a copy of the service contract to be furnished to Landlord within ten (10) days after opening for business, and a copy of any subsequent contracts to be furnished from time to time. If Tenant needs to access Building system, including without limitation the Building telecommunication system, Tenant shall have the right to do so only upon the prior written consent of Landlord and by utilization of a contractor consented to by Landlord, provided that despite any such consent by Landlord, Tenant shall remain fully responsible for the acts, omissions and negligence of any such contractor.

13.	UTLITIES.

Tenant shall pay, directly to the provider of such services, as the same shall become due, all charges for water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. If any such services and utilities are jointly metered and not directly billed to Tenant, Tenant shall pay an equitable portion of all charges as Additional Rent, with the determination of Tenant's equitable portion to be made by Landlord. In the event of a dispute between Landlord and Tenant regarding the calculation of such portion, Landlord may install separate meters as an Operating Cost pursuant to Paragraph 9. Tenant shall pay for any and telecommunication or other utility system modifications or additions which it may require and which Landlord expressly agrees to provide pursuant to the terms of this Lease or any subsequent written agreement; provided, however, that nothing in this Lease shall require Landlord to provide, modify or install any utility system or utility system component for Tenant's use except to the extent that the same is required b law or by an express written agreement between Landlord and Tenant. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent or other compensation by reason of any interruption or failure of utility services to the Premises.

14.	TAXES.

A.            Real Property Taxes. As Additional Rent and in accordance with Paragraph 4.E of this Lease, Tenant shall pay to Landlord Tenant's Share of all Real Property Taxes that accrue during the Lease Term and which constitute Real Property Taxes pertaining to the Complex. This obligation shall survive the expiration or earlier termination of this Lease, and if any Real Property Taxes are imposed by the County Assessor or other governmental authority for the period of time constituting the Lease Term, whether or not Landlord is billed for the same during the Lease Term, Tenant shall pay such Real Property Taxes when they are ultimately billed, in accordance with Paragraph 4.E. The term "Real Property Taxes," as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements (not specifically relating to the Complex or any construction thereon, but generally applicable in scope) and any increases resulting from reassessments caused by any new improvements or any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex; the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all generally applicable charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex (i.e. relating not solely to the Complex or the area surrounding it but as to a county or district wide program) and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, but only to the extent of any relief obtained thereby. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only the part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing provisions of this subsection A., the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord, or the federal or state net income tax imposed on Landlord income from all sources, or taxes, assessments, all other governmental levies, and any increases in the foregoing occasioned by or relating to the construction of improvements for other occupants of the Complex.

B.            Taxes on Tenant's Property.

(1)           Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof (but only under proper protest if requested by Tenant), Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation (but without cost to Landlord), to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(2)           If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 14.B(1) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvement in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost or construction shall be used.

15.	LIABILITY INSURANCE.

Tenant, at Tenant's expense, agrees to obtain and keep in force during the term of this Lease a policy of commercial general liability insurance against any and all claims for personal injury, death, property damage, within or about the Premises, covering bodily injury and property damage claims. Such insurance shall also contain a cross-liability clause and shall insure Tenant's performance of the indemnity agreement set forth in Paragraph 18, although Tenant's obligations pursuant to such indemnity shall not be limited to the amount of any insurance required of, or otherwise carried by, Tenant. Such liability insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) and certificates evidencing such insurance shall be furnished to Landlord prior to Tenant's occupancy of the Premises. The policy or policies affecting such insurance shall name Landlord and the beneficiary or mortgagee of any deed of trust or mortgage affecting the Premises as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, with respect to any act or omission of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its indemnity obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California having a rating of "A" or better in "Best's Insurance Guide"; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days prior written notice to Landlord. Said liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance shall be in excess thereto. If, during the Lease Term, in the considered opinion of Landlord's lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 15 is materially insufficient as compared to that being required of other commercial tenants of comparable premises in the Sunnyvale, California area, Tenant agrees to increase said coverage to such reasonable amount as Landlord's insurance consultant shall recommend.

16.	TENANT'S PROPERTY INSURANCE AND WORKER'S COMPENSATION.

Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain a policy or policies of worker's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

17.	LANDLORD'S INSURANCE; WAIVER OF SUBROGATION.

A.            Landlord's Property Insurance. Landlord shall purchase and keep in force, a policy or policies of casualty insurance covering loss or damage to the Premises, Building and related Common Area improvements in the amount of the full replacement value thereof, providing protection against those perils covered by "all risk" insurance, and including such other casualty endorsements as Landlord may elect. Landlord shall also maintain at Landlord's election, or if required by Landlord's lender from time to time, earthquake and/or flood damage insurance, worker's compensation insurance, sprinkler leakage insurance and rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. Tenant shall pay to Landlord Tenant's Share of the cost of Landlord's insurance, as described herein, as Additional Rent in accordance with Paragraph 4.E hereof. If such insurance cost is increased due to Tenant's particular use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord as described in this Paragraph 17.

B.            Waiver of Subrogation. Each party hereby releases the other party, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishing, fixtures, equipment, inventory, or other property in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance required by this Lease to be in force, or actually in force at the time of such loss irrespective of any negligence on the part of the released party which may have contributed to or caused such loss; subject to the following limitations: (i) the party being released shall not be released from any liability to the extent that such damages are not covered by the insurance recovery obtained by the releasing party, and (ii) the party being released shall be responsible for reimbursing the releasing party for any deductible owed as a result of such damages. Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.

18.	INDEMNIFICATION; EXEMPTION OF LANDLORD FROM LIABILITY.

A.            Indemnification. Subject to Section 2782 of the California Civil Code, and Section 17.B, Tenant shall defend, protect, indemnify, and hold Landlord and its agents, contractors and employees harmless (except for active negligence or willful misconduct of Landlord and then only to the extent that such loss is not waived under Paragraph 17.B) from and against any and all obligations, losses, costs, expenses, liabilities, claims, damages, demands, fines, penalties, attorneys' fees, investigation costs, court costs or expert witness fees incurred in connection with or on account of, or arising from any injury or death or property damage resulting from (i) any negligence or willful misconduct by Tenant or Tenant's agents, employees, or invitees or (ii) any breach, violation or non-performance by Tenant of any of its obligations hereunder.

B.            Exemption of Landlord from Liability. Except to the extent of Landlord's active negligence, willful misconduct, or breach of this Lease, Landlord shall not be liable to Tenant, and Tenant waives all claims against Landlord, for injury or death to any person or for damage or loss to Tenants business (including consequential damages) or for damage or loss to any property (including without limitation Tenant's personal property) by and from all causes, including without limitation (i) any latent or patent defect in the Premises, Building or Complex, or (ii) fire, steam, electricity, gas, dampness, water or rain which may leak or flow from or into any part of the Premises or the Complex, or (iii) interruption, breakage, leakage, obstruction or defects of pipes, sprinklers, wires, appliances, or Building Systems, including without limitation plumbing, heating, air conditioning, telecommunications or lighting systems or fixtures, whether the damage or injury results from conditions arising in, upon, or about the Premises, Building or Complex or from other sources or (iv) any act or omission or neglect of any other tenant of the Building or Complex. Tenant shall immediately notify Landlord in writing of any known defect in the Premises. The provisions of this Paragraph 18.B shall not apply to any damage or injury caused by Landlord's willful misconduct, active negligence, or breach of this Lease, except to the extent the same is waived under Paragraph 17.B.

19.	COMPLIANCE.

Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord by a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Paragraph shall not be interpreted as requiring Tenant to make structural changes or structural improvements, except to the extent such changes or improvements are required as a result of Tenant's particular use or alteration of the Premises. Notwithstanding anything to the contrary in this Lease, at the Commencement Date, the Premises and the Complex shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws") applicable thereto. Tenant shall not be required to construct or pay the cost of complying with any CC&R's, underwriter's requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

20.	LIENS.

Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of such lien, cause the same to be released of record, by bond or otherwise, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest thereon as specified in Paragraph 44 below.

21.	ASSIGNMENT AND SUBLETTING.

A.            Landlord's Consent Required. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest herein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto (including, but not limited to, the parking spaces to be used in connection with Tenant's occupancy), or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord, which consent will not be unreasonably withheld. Any attempt to do so without such prior consent shall be wholly void and shall constitute a default by Tenant under this Lease. Landlord's consent to any proposed assignment or subletting shall not be unreasonably withheld or delayed and, if not given or withheld within fourteen (14) days following Tenant's request for consent, shall be deemed given. In the event Landlord consents to any assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Paragraph 21 and the same shall apply to each successive assignment or subletting hereunder, if any. In no event shall Landlord's consent to an assignment or subletting affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord shall consent to an assignment or subletting under this Paragraph 21, such assignment or subletting shall not be effective until the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Rent due hereunder directly from the assignee or sublessee. Collection of Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

B.            Reasonable Consent. If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the assignment of the Lease or the subletting of the Premises or any portion thereof: Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed assignee or subtenant; (b) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; (c) the terms and provisions of the proposed assignment or sublease; (d) such reasonable financial information as Landlord may request concerning the proposed assignee or subtenant including, without limitation, financial history, credit rating and business experience. Tenant acknowledges that Landlord has entered into this Lease in reliance on the particular skills, knowledge and experience of Tenant and/or the principal officer of Tenant with respect to the conduct of business in the Premises. Without limiting Landlord's right to refuse to give such consent on any other reasonable grounds, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable business judgment (i) the quality of operation of the Complex may be in any way adversely affected during the Lease Term; (ii) the proposed assignee or subtenant is a governmental or quasi-governmental department or agency; (iii) the financial worth of the proposed new tenant is less than that of Tenant executing this Lease; (iv) the proposed assignee's or subtenant's use of the Premises involves the storage, use or disposal of any Hazardous Materials; (v) the proposed assignee or subtenant has been required by any governmental authority to clean up Hazardous Materials; (vi) the proposed assignee or subtenant is subject to investigation or enforcement by and governmental authority in connection with the use, disposal or storage of a Hazardous Material; or (vii) investigation discloses other information reasonably unsatisfactory to Landlord.

C.            Bonus Rent; Recapture. Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee as Basic Rent or its equivalent, however described, in excess of the Basic Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion), shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee, after Tenant has first recovered any brokerage commissions, improvement costs, vacancy costs, and other costs relating to the transfer. At Landlord's request, a written agreement shall be entered into by and amount Tenant, Landlord and the proposed assignee or sublessee confirming the requirement of this paragraph. If the proposed assignment or subletting shall be for all (or a portion constituting 80% or more) of the Premises, the Landlord shall have the option to terminate this Lease as of the proposed commencement date of the assignment or subletting.

D.            Voluntary Permitted Transfer. Notwithstanding any provisions of this Paragraph 21 to the contrary, Tenant may, without Landlord's consent, and without being subject to any bonus rent, or recapture right, sublet all or any portion of the Premises or assign the Lease to: (i) a subsidiary, parent, affiliate, division or corporation controlled by or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger, consolidation, reorganization, acquisition of capital stock, or government action in which more than fifty (50%) percent of Tenant's capital or common stock is transferred. However, no such subletting or assignment, even without the consent of Landlord, shall relieve Tenant of its primary obligation to pay rent and perform all of the other obligations to be performed by Tenant hereunder for which it will remain liable. Any of the above transfers shall be considered a "Voluntary Permitted Transfer" of Tenant's interest in this Lease. For the purpose of this Lease, sale of Tenant's capital stock shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Under any such Voluntary Permitted Transfer, Tenant and any assignee(s) or transferee(s) shall be, and agree to be, fully liable for all of the obligations of Tenant due under the Lease. Moreover, Tenant and such assignee(s) or transferee(s) must notify Landlord in writing of such subletting or assignment within fifteen (15) days of the transfer and the assignee(s) or transferee(s) must expressly agree in a written document satisfactory to Landlord to assume all of Tenant's obligations under the Lease and a failure to do so shall not relieve such assignee(s) or transferee(s) from liability for all obligations of Tenant due under the Lease.

E.             Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 21 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Leased Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Leased Premises, or to allow any other person to occupy or use the Leased Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest therein, to sublet the Leased Premises, or any part thereof, to transfer or assign any right or privilege appurtenant to the Leased Premises, or to allow any other person to occupy or use the Leased Premises or any portion thereof.

F.             Costs. Tenant agrees to reimburse Landlord for Landlord's actual reasonable expenses (including attorneys' fees and costs) incurred in connection with processing and documentation associated with any consents requested by Tenant under this Paragraph 21.

22.	SUBORDINATION AND MORTGAGES.

In the event Landlord's title or leasehold interest in the Premises or the Complex is now or hereafter encumbered by the lien of any mortgage or deed of trust to secure a loan from a lender (hereinafter referred to as a "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage or deed of trust, or, if so requested, agreeing that the lien of Lender's mortgage or deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all Rent and fully and faithfully observe and perform all of the provisions set forth in this Lease. Landlord and Tenant acknowledge that upon receipt from a lender of a "Demand to Pay Rent to Party other than Landlord" under Section 2938 of the California Civil Code, Tenant shall be required to pay all Rents to the Lender as they become due.

Notwithstanding anything to the contrary in this Lease, this Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (1) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder ("Recognition Agreement"). Further, Tenant shall have no obligation to attorn to any successor-in-interest or ground lessor, nor to execute any documents evidencing attornment, unless the successor-in-interest or ground lessor in question assumes, in writing, all obligations of the Landlord under this Lease. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall not be relieved of its obligations under the Lease, unless and until Landlord transfers any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer. Landlord will use Landlord's best efforts to obtain a Recognition Agreement for Tenant's benefit prior to the Commencement Date, from any existing Lender with a mortgage, deed of trust, or lessor's interest in a ground lease affecting the Complex.

23.	ENTRY BY LANDLORD

At all reasonable times after 24 hours prior notice (except in emergencies, in which case no notice is required) Landlord shall have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, lenders, or tenants and to post "For Rent" or "For Sale" or other signs relative to the same (provided that Landlord shall not exhibit the Premises to prospective tenants or post "For Rent" signs except during the last six months of the Term); to post notices of non-responsibility; and to repair the Premises, all without abatement of Rent except to the extent of any actual interference with Tenant's use of the Premises; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that Landlord shall endeavor not to unreasonably interfere with Tenant's use of the Premises. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency, other than any secured areas identified to Landlord in advance. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any damages or reduction of Rent hereunder.

24.	TENANT'S DEFAULT.

The occurrence of any of the following shall be an "Event of Default" (sometimes referred to herein as a "default") by Tenant and a material breach of this Lease:

(1)           Tenant shall fail to make any payment owed by Tenant under this Lease, as and when due, and such failure is not cured within three (3) days after Tenant receives written notice from Landlord specifying such failure;

(2)           Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Tenant is obligated to observer or perform, other than that described in subsection (1) above, for a period of thirty (30) days after Tenant receives written notice from Landlord of said failure; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default within said thirty (30) day period and diligently prosecute the same to completion within such time period as is reasonably needed;

(3)           Tenant shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) suffer the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) suffer the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days. However, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect; or

(4)           Tenant shall abandon the Premises at any time during the Lease Term, or vacate the Premises for an extended period while failing to pay rent or perform other obligations under the Lease, or provide a reasonable level of security.

25.	LANDLORD'S REMEDIES AND RIGHTS.

A.            Termination of Lease. In case of an Event of Default by Tenant, Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or hereafter permitted by law or in equity, to terminate this Lease by providing Tenant with a notice of termination. Upon termination, Landlord may recover any damages proximately caused by Tenant's failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Landlord in an effort to mitigate damage, as well as any other damages which Landlord is entitled to recover under any statute now or hereafter in effect. Landlord's damages include, without limitation, the following:

(1)           the worth at the time of the award of any unpaid Rent which had been earned at the time of termination;

(2)           the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided; and

(3)           the worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be determined by allowing interest at the maximum rate of interest permitted by applicable law. As used in subparagraph (3), the "worth at the time of award" shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award.

B.            Continuation of Lease. In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

C.            [Intentionally Omitted]

D.            Remedies. The rights and remedies of Landlord set forth in this Lease are not exclusive, and Landlord may exercise any other right or remedy available to it under this Lease, at law or in equity.

26.	DESTRUCTION.

In the event the Premises are destroyed in whole or in part from any cause, except damage and destruction caused from vandalism or accident for which Tenant is responsible for under Paragraph 12, Landlord may, at its option:

(a)           Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b)           Terminate this Lease, provided that (i) the Building is damaged to the extent of fifty percent (50%) of the replacement cost thereof (i) the damage is not covered by insurance, provided that Landlord shall not have the right to terminate the Lease if the damage is relatively minor; e.g., repair or restoration would take fewer than thirty (30) days or would cost less than ten percent (10%) of the replacement cost of the Building ("Base Amount"), unless Tenant agrees to pay the cost of repair in excess of the Base Amount, and/or (ii) the damage occurs during the last twelve (12) months of the Lease Term, unless Tenant has exercised Tenant's extension option (or has not yet had the opportunity to exercise the option, in which event Tenant shall thereupon have the right to exercise such option within ten (10) days after the date of Landlord's notice to Tenant).

Landlord shall give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease. In the event Landlord agrees to rebuild or restore the Premises, Landlord shall do so promptly at its expense. Unless such damage is caused by Tenant or Tenant's agents, or employees, and Landlord does not receive compensation by way of rental interruption insurance therefore, Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If Landlord initially estimates that the rebuilding or restoration will exceed ninety (90) days or if Landlord does not complete the rebuilding or restoration within ninety (90) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving ten (10) days prior written notice to Landlord. Notwithstanding anything herein in the contrary, Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment (including telecommunications equipment, whether or not located within the Premises), merchandise, or any improvements, alterations, or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

To the extent the damage or destruction of the Premises is caused by Tenant or Tenant's employees, agents or independent contractors, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

27.	EMINENT DOMAIN.

If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value or any unexpired term of this Lease. Notwithstanding the foregoing Paragraph, any compensation specifically awarded to Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of conveyance of its intention to condemn the Premises or any portion thereof, of (ii) any of the foregoing events occur with respect to the taking of any other space in the Complex, or (iii) any such spaces are taken or conveyed in lieu of such taking, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, taking or conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the Rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises shall be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

28.	SALE OR CONVEYANCE BY LANDLORD.

In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, upon the transferee's assumption of Landlord's obligations hereunder in writing, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

29.	ATTORNMENT TO LENDER OR THIRD PARTY.

In the event the interest of Landlord in the Complex is encumbered by mortgage or deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure, non-judicial foreclosure, or conveyance in lieu thereof, Tenant hereby agrees to attorn to such purchaser or transferee and to recognize such purchaser or transferee as the landlord under this Lease, subject to and on the conditions set forth in Section 22 above. In the event the lien of the deed of trust securing the loan from a lender to Landlord is prior and paramount to the Lease, this Leases shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

30.	HOLDING OVER.

Any holding over by Tenant after expiration or other termination of the Lease Term shall not constitute a renewal of the Lease or give Tenant any rights to the Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the Lease Term, with the prior written consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease Term.

31.	CERTIFICATE OF ESTOPPEL.

Either Landlord or Tenant shall, within ten (10) days after written notice from the requesting party, at any time, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of requesting party hereunder, or specifying such defaults, if any are claimed; and (iii) certifying to such other matters concerning the Premises, the Lease or Tenant's tenancy as the requesting party may request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, or other third party relying on such statement. The failure to deliver such statement within the required time shall be conclusive as to the accuracy thereof.

32.	CONSTRUCTION CHANGES.

It is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such minor changes shall affect this Lease or entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

33.	RIGHT OF LANDLORD TO PERFORM.

All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to pay Rent, required to be paid by it hereunder, or shall fail to perform any other terms or covenant required to be performed by it hereunder, and such failure shall continue for five (5) days after written notice thereof from Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of interest specified in Paragraph 44 below, shall be paid to Landlord on demand as Additional Rent, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant of Rent hereunder.

34.	ATTORNEYS' FEES.

In the event that either Landlord or Tenant should bring suit or become involved in any proceeding for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or proceeding and shall be enforceable whether or not the action or proceeding is prosecuted to judgment.

35.	WAIVER.

No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition or any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition. Acceptance by Landlord of any performance by Tenant after the time the same have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

36.	NOTICES.

All notices, demands, requests, advises or designations (collectively "Notices") which may be or are required to be given by either party to the other party hereunder shall be in writing. All Notices shall be sufficiently given, made or delivered if (i) to Tenant, personally served on Tenant by leaving the same at the Premises, or (ii) to Landlord, if personally served on a Landlord Owner (defined below) executing this Lease. Notice shall also be sufficiently given, made or delivered if sent by (a) postage prepaid Unites States mail or overnight courier, addressed as specified in Paragraph 1.L, or (b) facsimile transmission to the numbers specified in Paragraph 1.L, with confirming copy sent by United States mail. Each Notice referred to in this Paragraph shall be deemed received on the date of the personal service, the next business day after sending via overnight courier or facsimile transmission, or on the third (3rd) day after mailing thereof by United States mail, postage prepaid, as the case may be.

37.	EXAMINATION OF LEASE.

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a Lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

38.	DEFAULT BY LANDLORD; TENANT'S RIGHT TO CURE.

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have previously been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) days and thereafter diligently prosecutes the same to completion.

39.	AUTHORITY.

If Landlord or Tenant is a corporation (or other entity) each individual executing this Lease on behalf of said corporation (or other entity) represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation (or other entity) in accordance with the by-laws of said corporation (or in accordance with the agreement of such other entity) and that this Lease is binding upon said corporation (or other entity) in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors or other governing members of said corporation (or other entity) authorizing or ratifying the execution of this Lease.

40.	LIMITATION OF LIABILITY.

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i)             the sole and exclusive remedy and source of recovery for any judgment or award shall be against Landlord's interest in the Premises;

(ii)           no partner, member, shareholder or other owner of Landlord (collectively, "Landlord Owner") shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(iii)          no service of process shall be made against any Landlord Owner (except as may be necessary to secure jurisdiction of Landlord);

(iv)         no Landlord Owner shall be required to answer or otherwise plead to any service of process;

(v)           no judgment will be taken against any Landlord Owner;

(vi)         any judgment taken against any Landlord Owner may be vacated and set aside at any time without hearing;

(vii)        no writ of execution will ever by levied against the assets of any Landlord Owner;

(viii)      these covenants and agreements are enforceable both by Landlord and also by any Landlord Owner.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

41.	BROKERS.

Tenant warrants that it has had dealings with only the real estate brokers(s) or agent(s) specified in Paragraph 1.M in connection with the negotiation of this Lease and that it knows or no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord's agent, employees and independent contractors from and against any and all liabilities, losses, costs, expenses and damages (including attorneys' fees and costs) arising out of any allegations or claim by any third party, other than the broker(s) specified above, for a commission or fee in connection with the negotiation of this Lease. In the event of a commission claim by Cornish & Carey Commercial, Tenant agrees to be solely responsible for the payment of such claim and agrees to indemnify, defend, and hold harmless Landlord against such claim.

42.	SIGNS.

No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the prior written consent of Landlord. If Tenant does not obtain Landlord's prior written consent pursuant to the preceding sentence, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on , or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. Notwithstanding the above to the contrary, Landlord grants to Tenant the right to 50% of any building and/or monument signage.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant or by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may, in Landlord's judgment, appear unsightly from outside the Premises.

43.	HAZARDOUS MATERIALS.

A.            Definitions. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal, or local government authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Department of Human Services, the Food and Drug Agency or any other governmental agency which regulates hazardous or toxic substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include (i) all of those materials and substances listed as hazardous or toxic in Sections 66261.1 through 66261.126 of Title 22 of the California Code of Regulations, Article 4, Chapter 11, as the same shall be amended from time to time, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, (ii) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court, or (iii) petroleum or crude oil other than petroleum and petroleum products which are contained within regularly operated motor vehicles.

B.            Restriction on Use. Tenant shall not cause or permit any Hazardous Material to be used, generated, released, discharged, transported to or from, stored, or disposed of in or about the Premises, the Complex, or any other land or improvements in the vicinity of the Premises or the Complex except strict compliance with all Laws relating to Hazardous Material, without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion. However, subject to the terms and conditions  set forth herein, Landlord agrees that so long as the original party named herein as Tenant remains the Tenant under this Lease, and so long as no uncured Event of Default relating to Tenant's use of Hazardous Material exists under this Lease, Tenant shall be permitted to use and store in the Premises only the substances listed on Exhibit E attached hereto as such may be supplemented from time to time at Tenant's request (however, the inclusion of Exhibit E shall in no way be deemed to create any obligation on Landlord's part to review the list of Hazardous Materials for conformity to laws). Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, generation, release, transportation and disposal of Hazardous Materials. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Complex, or any nearby premises, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the same to the condition existing prior to such contamination.

Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, demands, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, arising out of, relating to or resulting from any storage, use, generation, discharge, treatment, transportation, release or disposal by Tenant, or Tenant's agents, employees or independent contractors, of any Hazardous Material upon, about, above or beneath the Premises, the Complex or any nearby premises. This indemnity shall survive the expiration or earlier termination of this Lease. Tenant shall not cause any lien to be recorded against the Premises or the Complex as a consequence of Tenant's release or emission of Hazardous Material, including any so-called state, federal or local "super fund" lien related to the "clean up" of a Hazardous Material in or about the Premises, the Complex or any other premises.

C.            Compliance. Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Tenant or the Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Material is being used, stored and disposed of in an appropriate manner. Tenant, at its expense, shall comply with all recommendations of the consultant.

D.            Certification Upon Termination of Lease. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises and shall provide a certificate to Landlord at Landlord's request certifying that there is no contamination of soil in or about the Premises and that there is no other contamination of Hazardous Materials in the Premises. If Tenant fails to so surrender the Premises, Tenant shall, in addition to its obligations under Paragraph 43.B above, indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all damages arising out of, related to or resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including without limitation any claims or damages in connection with the condition of the Premises such as damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material upon, about, above or beneath the Premises, the Complex or any nearby premises.

E.            Clean-up Activities. If any action is required to be taken by a governmental authority to clean-up Hazardous Materials form the Premises that were released or emitted by Tenant, and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and in addition to the requirements of Paragraph 30, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to relet the Premises or a reduction of the fair market and/or rental value of the Premises.

44.	INTEREST.

Any sum accruing under the provisions of this Lease which shall not be paid within thirty (30) days after such sum becomes due, shall bear interest from the expiration of such 30 day period, until paid, at the rate of ten percent (10%) per annum, or the maximum rate then permitted under applicable law, whichever is less.

45.	MISCELLANEOUS AND GENERAL PROVISIONS.

A.            Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B.            Governing Law; Partial Invalidity. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C.            Definitions; Binding Effect. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term "person" includes the plural as well as singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

D.            Time of the Essence. Time is of the essence of this Lease and of each and all of its provisions.

E.             Quitclaim of Leasehold Interest. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

F.             Entire Agreement. All exhibits, riders and attachments referenced in this Lease are hereby incorporated into this Lease. This instrument along with any exhibits, riders and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby acknowledge that neither party has relied upon any representation concerning the Premises that is not set forth in this Lease and agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

G.            Recording of Lease. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

H.            Amendments Required by Lender. Tenant further agrees to execute any agreements required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

I.              Air Rights Retained by Landlord. Tenant covenants and agrees that no diminution or shutting off of light, are or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

J.              Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease, and Tenant shall pay Basic Rent, Additional Rent and all other charges specified in this Lease for the early occupancy period. Early occupancy of the Premises by Tenant shall not advance the termination date of this Lease.

K.            Options Personal to Tenant. Any Options shall (i) be personal to the original Tenant executing this Lease, (ii) not be assignable and (iii) not be separated from this Lease in any manner, whether by reservation or otherwise.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:

By		By
	Print Name		Print Name

	Signature		Signature

	Title of Signatory		Title of Signatory

By		By
	Print Name		Print Name

	Signature		Signature

	Title of Signatory		Title of Signatory

EXHIBIT A

LEGAL DESCRIPTION OF COMPLEX

The real property referred to in this Lease as the "Complex" shall mean and include all that certain real property situated in the County of Santa Clara, State of California, more particularly described as follows:

APN: 110-33-028

EXHIBIT B

SITE PLAN OF COMPLEX AND BUILDING

[To Be Added]

EXHIBIT C

TENANT IMPROVEMENTS WORKLETTER

Tenant Improvements: Tenant requires additional tenant improvements to be constructed within the premises ("Tenant Improvements"). Landlord and Tenant shall participate to manage and pay for the costs of such Tenant Improvements on a 50 (Landlord)/50 (Tenant) basis provided that Tenant does not change the scope of Tenant Improvements as defined by the list below, and the ABCI Proposal and scope of work dated May 18, 2007. Landlord and Tenant shall pay their pro-rata 50/50 share of such improvement costs directly to ABCI upon completion of improvements. In the event that Tenant makes change orders which result in increased costs, Tenant agrees to cover 100% of such cost overruns. Landlord and Tenant shall divide on a 50/50 basis, any cost overruns not relating to change orders.

Tenant Improvements

9 additional offices with Minimum 6' glass walls;

24' by 38' room with a double and single door entry and separate HVAC Zone adjacent to the existing bathrooms. Both doors shall have a 2 foot side light;

24' by 36' Inventory Storeroom - Tiled;

40' by 36' Shipping and Receiving and test floor areas (separate HVAC Zone) - Tiled;

Lunch counter with plumbing behind the sheer wall - Tiled lunch area;

Floor prep covering of matching carpeting for the balance of the space with the exception of the rear 36 feet of the premises (Inventory, Shipping and Receiving, Test Floor and lunch room) which shall be anti-static VCT;

Standard Electrical and Mechanical for the above areas;

All necessary permits and plans;

Drop ceiling in the rear 12 feet of the premises

Sound proofing of the demising wall; and

9' by 16' fenced enclosure in the rear of the building.

Items to be excluded from the Tenant Improvements and paid 100% by the Tenant:

(a)           All telephone, data cabling

(b)           Tenant specific electrical

(c)           Electrical for the Cubicles

(d)           Any and all tenant fixtures and furniture

Tenant shall sign off on all plans and work described in construction agreements with contractors, to help ensure that all work is done to Tenant's and Landlord's satisfaction. In addition, Tenant's representative shall walk the job site every two (2) business days to help ensure that all work is satisfactory and is generally proceeding in accordance with the approved plans. Contractor shall be retained by Landlord to complete the Tenant Improvements in accordance with the provisions of this Lease, and shall deliver a written status update to Landlord and Tenant every three (3) business days. Notwithstanding the foregoing, Tenant will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Tenant Improvement work, since these are to be the Contractor's responsibility as supervised by Landlord.

EXHIBIT D

ACKNOWLEDGEMENT OF COMMENCEMENT

Landlord:
Tenant:
Complex:
Premises:

For the Lease dated                                          , 20        , the undersigned hereby certifies:

I.      That the undersigned Tenant occupies the above-described Premises consisting of approximately                         square feet.

II.     That the initial Lease term commenced on                                          , 20         and will terminate on                                          , 20        .

III.    That Tenant's obligation to pay monthly Basic Rent in the amount of $                         commenced or will commence on                                           , 20        .

IV.    That a security deposit of $                         has been paid by Tenant to Landlord.

V.     That all construction to be performed by Landlord is complete and has been accepted by Tenant.

Dated as of this                  day of                               , 20        .

LANDLORD:		TENANT:

By		By
	Print Name		Print Name

	Signature		Signature

	Title of Signatory		Title of Signatory

By		By
	Print Name		Print Name

	Signature		Signature

	Title of Signatory		Title of Signatory

DO NOT EXECUTE UNTIL THE EXACT COMMENCEMENT DATE HAS BEEN ESTABLISHED PURSUANT TO PARAGRAPH 5 OF THE LEASE.

EXHIBIT E

HAZARDOUS MATERIALS

Subject to the terms and conditions set forth in Paragraph 43 of the Lease, so long as the original party named therein as Tenant remains the Tenant under the Lease, and so long as no uncured Event of Default exists under the Lease, Tenant shall be permitted to use and store in the Premises only the substances listed below.

RIDER #ONE

This Rider shall serve to add the following provision to the Lease Agreement entered into between Gahrahmat Family Limited Partnership I, LP ("Landlord") and LOGIC Devices Incorporated ("Tenant") dated June 4, 2007 (the "Lease"). This Rider shall be effective as of the date of the Lease. All capitalized terms not specifically defined herein shall have the definitions given in the Lease.

1.             Option(s) to Extend.

A.            Terms of Option(s) to Extend. Subject to the conditions below, Tenant shall have the option(s) to extend the term of this Lease for One additional period(s) of thirty-six (36) months. The extension period shall commence upon the expiration of the initial Lease Term. Tenant's option(s) to extend shall be subject to the following conditions:

(i)      Tenant shall not be in default (as described in Paragraph 24 of the Lease) either at the time it gives Landlord notice of its intent to extend or at the commencement of the extension term.

(ii)     Tenant shall give Landlord unconditional written notice of the exercise of its option at least six (6) months but not more than twelve (12) months prior to the expiration of the then current term, time being strictly of the essence, and any failure to give said notice within the required time period shall be deemed an election by Tenant not to extend the term of the Lease.

Each extension term shall be upon the same terms and conditions as are contained in the Lease, except that the Basic Rent shall be determined in accordance with Subsection B below. If Tenant has exercised its option to extend, the phrase "Lease Term" as used in the Lease shall mean the initial term of the Lease and the extension term(s). The option(s) to extend shall be personal to Tenant, and shall not be transferable or assignable to any other person or entity.

B.            Basic Rent for the one (1) Option Period(s). Basic Rent for the One Option Period(s), shall be at fair market rental value, determined as follows:

(i)      Landlord shall deliver to Tenant written notice of Landlord's determination of fair market rental value within thirty (30) days after Landlord receives notice from Tenant that Tenant has exercised its option to extend. Tenant shall pay One Hundred (100%) percent of market.

(ii)     If Tenant disputes Landlord's determination of the fair market rental value as contained in Landlord's notice, Tenant shall notify Landlord in writing within ten (10) days of its receipt of Landlord's determination, which notice shall set forth Tenant's determination of the fair market rental value. Should Tenant timely notify Landlord as aforesaid, Landlord and Tenant shall attempt to resolve their difference within ten (10) days following Landlord's receipt of Tenant's notice.

(iii)    If Landlord and Tenant cannot agree on fair market rental value during such ten (10) day period, Landlord and Tenant shall each appoint an M.A.I. appraiser experienced in appraising similar space in the county in which the Premises are located and give notice of such appointment to the other within ten (10) days after the preceding ten (10) day period. If either Landlord or Tenant shall fail timely to appoint an appraiser, then the single appraiser appointed by one party shall proceed to make the determination of fair market rental value. Such appraiser(s) shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their written determinations of fair market rental value and concurrently furnish the same to Landlord and Tenant. Each party shall pay the fees and costs of the appraiser appointed by it. If the valuations vary by five percent (5%) or less of the higher value, the fair market rental value shall be the average of the two valuations.

(iv)    If the valuations vary by more than five percent (5%) of the higher value, the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third disinterested appraiser who shall by an M.A.I. If the two appraisers shall be unable to agree in a timely manner on the selection of the third appraiser, then either appraiser, on behalf of both, may request appointment of such third disinterested M.A.I. appraiser by the presiding judge of the Superior Court of the County in which the Premises is located. Such third appraiser shall, within thirty (30) days after appointment, select one of the two valuations previously submitted to Landlord and Tenant by the first two appraisers as such third appraiser determines is closest to the actual fair market rental value of the Premises selected by the third appraiser shall be controlling. All fees and costs incurred in connection with the determination of fair market rental value by the third appraiser shall be paid one-half (1/2) by Landlord and one-half (1/2) by Tenant.

(v)     For purposes of this Paragraph, the fair market rental value of the Premises shall take into consideration all current market factors, including without limitation, the quality, size and location of the Premises, and the required increases called for in subsection (vii) below.

(vi)    Notwithstanding the foregoing, in no event shall the Basic Rent for an extension term be less than the Basic Rent for the immediately preceding term.

(vii)   The Basic Rent established pursuant to this Paragraph B shall be increased four percent (4%) annually during the extension term.

C.            Execution of Certificate. Upon determination of the Basic Rent for an extension period as described above, the parties shall execute a certificate specifying the Basic Rent for such extension period.

LANDLORD: Gahrahmat Family Limited Partnership I, LP		TENANT: LOGIC Devices Incorporated

By		By
	Print Name		Print Name

	Signature		Signature

	Title of Signatory		Title of Signatory